EXHIBIT  16.2


January 17, 2006

U.S.  Securities  and  Exchange  Commission
100 F Street, NE
Washington, DC 20549

Re:     M Power Entertainment Inc.
        file  no:  000-22057

We have read and agree with the statements under Item 4.01 of the Report on Form 8-K of M Power Entertainment Inc. dated January 17, 2006 regarding our firm.

We have no basis to agree or disagree with any other matters reported therein.

/s/  Hansen  Barnett  &  Maxwell,  LLC
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Hansen  Barnett  &  Maxwell,  LLC

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